UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 23, 2007, pursuant to a First Supplemental Indenture (the “First Supplemental Indenture”), by and among Pitney Bowes Inc. (the “Company”), The Bank of New York (“BONY”) and Citibank, N.A. (“Citibank”), to the Indenture, dated as of February 14, 2005, by and between the Company and Citibank (the “Indenture”), Citibank resigned as Trustee under the Indenture, and BONY accepted its appointment as Trustee under the Indenture and assumed all of the rights, powers and duties of Citibank thereunder. BONY is a bank organized under the laws of the State of New York. The address of the corporate trust office of BONY is 101 Barclay Street, 8W, New York, New York 10286, Attn: Corporate Finance Unit.
A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
A copy of the Form T-1 Statement of Eligibility (the “Statement of Eligibility”) of BONY as Trustee under the Indenture is attached hereto as Exhibit 25.1. The Statement of Eligibility is filed with reference to the Registration Statement on Form S-3, No. 333-120525, filed by the Company with the Securities and Exchange Commission on November 16, 2004.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
4.1	First Supplemental Indenture (the “First Supplemental Indenture”), by and among Pitney Bowes Inc. (the “Company”), The Bank of New York (“BONY”) and Citibank, N.A. (“Citibank”), to the Indenture, dated as of February 14, 2005, by and between the Company and Citibank (the “Indenture”).

25.1	Form T-1 Statement of Eligibility of The Bank of New York (“BONY”) as Trustee for the issuance of Senior Debt Securities under the Indenture, as supplemented by the First Supplemental Indenture.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITNEY BOWES INC.
By:	/s/ Bruce P. Nolop
Bruce P. Nolop
Executive Vice President and Chief Financial Officer

Date: October 24, 2007